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                                                                      EXHIBIT 99

                         CONSENT OF SOLOMON ASSOCIATES

We hereby consent to the use in the 1998 Form 10-K (amended) of Conoco Inc. of our name in reference to ranking of the performance of Conoco's European refineries which appear in such 1998 Amended Form 10-K, to be filed on or before March 12, 1999. We also consent to the reference to us under the headings "Downstream" and "European-Refining" and reference to us as "an independent benchmarking company."

/s/ M. D. HANNAN
----------------
M. D. Hannan
President

Solomon Associates, Inc.
March 10, 1999